UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2010

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2010, the Board of Directors (the “Board”) of Coinstar, Inc. (the “Company”) appointed J. Scott Di Valerio as Chief Financial Officer, effective March 2, 2010, to succeed James A. Blanda, whose term as Interim Financial Officer shall terminate on March 1, 2010. Mr. Di Valerio began employment with the Company on January 19, 2010 and will be working on transition matters prior to taking over his appointment as Chief Financial Officer on March 2, 2010.

Mr. Di Valerio, age 47, served as President of the Americas for the Lenovo Group Limited (a personal computer and technology products and services company) from December 2007 to January 2009. Previously, he served as Corporate Vice President, OEM Division for Microsoft Corporation (a software and technology company) from 2005 to 2007, and as its Corporate Vice President, Finance and Administration and Chief Accounting Officer from 2003 to 2005. In addition, Mr. Di Valerio served as Corporate Vice President Corporate Controllership for The Walt Disney Company (an entertainment company) from 2001 to 2003 and as Chief Financial Officer for Mindwave Software Inc. (a software and technology company) from 2000 to 2001. He also served in various roles, including as partner, at PricewaterhouseCoopers LLP (and its predecessors) from 1985 to 2000. Mr. Di Valerio is a certified public accountant (inactive) and holds a bachelor’s degree in business administration from the University of San Diego.

Mr. Di Valerio entered into an employment arrangement with the Company, including an Employment Offer Letter dated January 18, 2010 and an employment agreement with the Company dated January 19, 2010 (the “Employment Agreement”). The employment arrangement includes the following material provisions:

•	The term of the arrangement continues until terminated pursuant to the Employment Agreement.

•	Mr. Di Valerio will be paid an annual base salary of $450,000, subject to possible increase at the discretion of the Compensation Committee of the Board (the “Compensation Committee”).

•

Mr. Di Valerio will be eligible for cash bonuses consistent with the existing program for executive officers, if performance targets applicable to such bonuses are met. Mr. Di Valerio’s target bonus opportunity for 2010 will be 60% of base salary.

•

Mr. Di Valerio will receive long-term incentive compensation in a combination of stock options (30%), time-based restricted stock awards (20%) and performance-based restricted stock awards (50%), having an aggregate value of $600,000. These grants will be made under the Company’s 1997 Amended and Restated Equity Incentive Plan and the respective form of agreement previously approved by the Compensation Committee for awards to the chief financial officer. On January 19, 2010, the Compensation Committee granted Mr. Di Valerio the stock option and time-based restricted stock award portions of his long-term incentive compensation. Accordingly, Mr. Di Valerio received a stock option to purchase 20,619 shares of common stock at an exercise price of $26.84 per share, such stock option to have a term of five years and to vest and become exercisable in four equal annual installments from the date of grant, and a time-based restricted stock award for 4,471 shares of common stock, such restricted stock award to vest in four equal annual installments from the date of grant. The Compensation Committee expects to approve Mr. Di Valerio’s performance-based restricted stock award at the same time such awards are approved for the Company’s other executive officers for purposes of the 2010 performance period.

•	Mr. Di Valerio will be entitled to participate in fringe benefit programs as provided from time to time.

•

Upon termination by the Company without cause or by Mr. Di Valerio for good reason (as such terms are defined in the Employment Agreement), Mr. Di Valerio will be entitled to: (i) termination payments equal to 12 months annual base salary; (ii) any unpaid annual base salary that has accrued for services already performed as of the date of termination; (iii) a pro rata portion of Mr. Di Valerio’s annual bonus for the year; and (iv) Company payment of the premium for Mr. Di Valerio’s and his spouse’s and dependent children’s COBRA continuation coverage under the Company’s group health plans for a period of up to 12 months.

Concurrent with the execution of the Employment Agreement, Mr. Di Valerio entered into a Change of Control Agreement dated January 19, 2010 (the “Change of Control Agreement”). Pursuant to the terms of the Change of Control Agreement, from the date during the Change of Control Period on which a change of control (as defined in the Change of Control Agreement) occurs until the date Mr. Di Valerio is terminated pursuant to the terms of the Change of Control Agreement (the “Employment Period”), Mr. Di Valerio’s authority, duties and responsibilities will be at least reasonably commensurate with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the date of the change of control. During the Employment Period, Mr. Di Valerio will be entitled to continued compensation and benefits at levels comparable to pre-change of control levels and reimbursement for all reasonable employment expenses. The “Change of Control Period” is the period beginning on the date of the Change of Control Agreement and ending on the date two years following notice from the Company that this coverage period has terminated.

Mr. Di Valerio will be eligible to receive the following benefits if, during the Employment Period, the Company terminates his employment other than for cause (as defined in the Employment Agreement) or Mr. Di Valerio terminates his employment for good reason (as defined in the Change of Control Agreement):

•	any accrued but unpaid base salary,

•	a pro rata portion of Mr. Di Valerio’s annual bonus for the year,

•	any compensation previously deferred by Mr. Di Valerio (together with any accrued interest or earnings),

•	any accrued but unpaid vacation pay, and

•	an amount as separation pay equal to Mr. Di Valerio’s annual base salary.

The foregoing description of Mr. Di Valerio’s employment arrangement is qualified in its entirety by reference to the full texts of the Employment Agreement, the Employment Offer Letter and the Change of Control Agreement, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing Mr. Di Valerio’s employment with the Company is attached hereto as Exhibit 99.1.

The Interim Services Agreement between Tatum, LLC and the Company (the “Tatum Agreement”), which was entered into in connection with Mr. Blanda’s employment with the Company, will terminate as of March 1, 2010. Information relating to the Tatum Agreement is included in the Current Report on Form 8-K filed on November 5, 2009 and incorporated herein by reference.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this press release include statements regarding management transition and board of directors (and its committees) matters, including Mr. Di Valerio’s employment with and compensation from the Company. Forward-looking statements are not guarantees of future actions, events or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or Mr. Di Valerio, including those beyond the Company’s or Mr. Di Valerio’s control. Such risks and uncertainties include, but are not limited to, the failure of Mr. Di Valerio to remain with the Company for the expected period. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, results or actions, please review “Risk Factors” described in our most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as other filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Coinstar, Inc. and J. Scott Di Valerio, dated January 19, 2010

10.2	Employment Offer Letter for J. Scott Di Valerio, dated January 18, 2010

10.3	Change of Control Agreement between Coinstar, Inc. and J. Scott Di Valerio, dated January 19, 2010

99.1	Press release dated January 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ DONALD R. RENCH
Date: January 20, 2010		Donald R. Rench
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Coinstar, Inc. and J. Scott Di Valerio, dated January 19, 2010

10.2	Employment Offer Letter for J. Scott Di Valerio, dated January 18, 2010

10.3	Change of Control Agreement between Coinstar, Inc. and J. Scott Di Valerio, dated January 19, 2010

99.1	Press release dated January 20, 2010